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Warburg, Pincus Growth & Income Fund, Inc.

Annualized Total Returns With Waiver as of 10/31/97
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

     Common Shares

         One Year                          ((12,647.08/10,000)1/1                                     -1)=        26.47%
         Three Year                        ((14,092.96/10,000)1/3                                     -1)=        12.12%
         Five Year                         ((22,369.70/10,000)1/5                                     -1)=        17.47%
         From Inception                    ((33,318.99/10,000)1/9.07671                               -1)=        14.18%
     Advisor Shares

         One Year                          ((12,602.11/10,000)1/1                                     -1)=        26.02%
         Three Year                                                   N/A
         Five Year                                                    N/A
         From Inception                    ((13,308.79/10,000)1/2.46849                               -1)=        12.28%


Annualized Total Returns Without Waiver as of 10/31/97

     Common Shares

         One Year                          ((12,647.08/10,000)1/1                                     -1)=        26.47%
         Three Year                        ((14,092.96/10,000)1/3                                     -1)=        12.12%
         Five Year                         ((22,369.70/10,000)1/5                                     -1)=        17.47%
         From Inception                    ((31,434.98/10,000)1/9.07671                               -1)=        13.45%
     Advisor Shares

         One Year                          ((12,602.11/10,000)1/1                                     -1)=        26.02%
         Three Year                                                   N/A
         Five Year                                                    N/A
         From Inception                    ((13,308.79/10,000)1/2.46849                               -1)=        12.28%


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         Yield for the 30-Day Period ended 10/31/97

         Common Shares

              1,146,873.99 - 614,737.34  6
YIELD = 2   {(_____________________________ +1) -1} = 1.0448%
                  33,000,504.644 x 18.56

         Advisor Shares
            164,000.25 - 118,213.29 6
YIELD = 2 {(_________________________+1) -1} =    0.6277%
             4,724,572.251 x 18.55